As filed with the Securities and Exchange Commission on February 13, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENOME THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2297484 (I.R.S. Employer Identification No.)

100 Beaver Street, Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

Amended and Restated GeneSoft Pharmaceuticals, Inc.

1998 Stock Option/Stock Issuance Plan; and Stock Option Agreement

(Full title of the plan)

Stephen Cohen Genome Therapeutics Corp. 100 Beaver Street Waltham, Massachusetts 02453 (781) 398-2300	With a copy to: Patrick O’Brien, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110-2624 (617) 951-7000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.10 par value per share	3,311,165 shares	$0.365	$1,208,575.20	$153.15

(1)	The maximum aggregate offering price for the shares of common stock, $0.10 par value, of Genome Therapeutics Corp. offered hereby is based on the weighted average per share exercise price (rounded to the nearest cent) of the options pursuant to which such shares may be issued in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

Exhibit Index can be found on page 7.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

Genome Therapeutics Corp. (the “Registrant” or the “Company”) hereby incorporates the following documents herein by reference:

(a)	(i)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

	(ii)	Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002.

(b)	(i)	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003.

	(ii)	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003.

	(iii)	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003.

	(iv)	Registrant’s Current Report on Form 8-K as filed on January 2, 2003.

	(v)	Registrant’s Current Report on Form 8-K as filed on June 5, 2003.

	(vi)	Registrant’s Current Report on Form 8-K as filed on June 13, 2003.

	(vii)	Registrant’s Current Report on Form 8-K as filed on October 1, 2003.

	(viii)	Registrant’s Current Report on Form 8-K as filed on October 16, 2003.

	(ix)	Registrant’s Current Report on Form 8-K as filed on November 18, 2003.

	(x)	Registrant’s Current Report on Form 8-K as filed on December 17, 2003.

	(xi)	Registrant’s Current Report on Form 8-K as filed on December 18, 2003.

	(xii)	Registrant’s Current Report on Form 8-K as filed on December 31, 2003.

	(xiii)	Registrant’s Current Reports on Form 8-K as filed on January 9, 2004.

	(xiv)	Registrant’s Current Report on Form 8-K/A as filed on January 30, 2004.

	(xv)	Registrant’s Current Report on Form 8-K as filed on February 2, 2004.

	(xvi)	Registrant’s Current Report on Form 8-K as filed on February 3, 2004.

	(xvii)	Registrant’s Current Report on Form 8-K as filed on February 10, 2004.

(c)	(i)	The description of Registrant’s common stock contained in Registrant’s registration statement on Form 10/A filed with the Commission on January 9, 1996 under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.    DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees, and other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in its charter documents or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have power to itself indemnify him against such liability.

The Company’s Restated Articles of Organization, as amended to date, provide that its directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. The By-Laws provide that the Company shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts. In addition, the Company holds a Directors and Officer Liability and Corporate Indemnification Policy.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.    EXHIBITS

Exhibit 4.1	Amended and Restated GeneSoft Pharmaceuticals, Inc.
1998 Stock Option/Stock Issuance Plan

Exhibit 4.2	Form of Stock Option Agreement.

Exhibit 4.3	Form of Stock Option Assumption Agreement.

Exhibit 5.1	Opinion of Ropes & Gray LLP

Exhibit 23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)

Exhibit 23.2	Consent of Ernst & Young LLP, on Genome Therapeutics Corp.

Exhibit 23.3	Consent of Ernst & Young LLP, on GeneSoft Pharmaceuticals, Inc.

Exhibit 24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)

Item 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 13th day of February, 2004.

GENOME THERAPEUTICS CORP.

/s/ STEVEN M. RAUSCHER
Name: Title:	Steven M. Rauscher President, Director and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rauscher and Stephen Cohen and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. RAUSCHER Steven M. Rauscher	Director, President and Chief Executive Officer (Principal Executive Officer)	February 13, 2004

/s/ STEPHEN COHEN Stephen Cohen	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2004

/s/ DAVID B. SINGER David B. Singer	Director and Chairman of the Board	February 13, 2004

/s/ LUKE EVNIN Luke Evnin	Director	February 13, 2004

/s/ ROBERT J. HENNESSEY Robert J. Hennessey	Director	February 13, 2004

/s/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr.	Director	February 13, 2004

Signature	Title	Date

/s/ NORBERT G. RIEDEL Norbert G. Riedel, Ph.D.	Director	February 13, 2004

/s/ WILLIAM S. REARDON William S. Reardon	Director	February 13, 2004

/s/ WILLIAM RUTTER William Rutter	Director	February 13, 2004

/s/ DAVID K. STONE David K. Stone	Director	February 13, 2004

EXHIBIT INDEX

Number	Title of Exhibit

Exhibit 4.1	Amended and Restated GeneSoft Pharmaceuticals, Inc. 1998 Stock Option/Stock Issuance Plan

Exhibit 4.2	Form of Stock Option Agreement

Exhibit 4.3	Form of Stock Option Assumption Agreement.

Exhibit 5.1	Opinion of Ropes & Gray LLP

Exhibit 23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)

Exhibit 23.2	Consent of Ernst & Young LLP, on Genome Therapeutics Corp.

Exhibit 23.3	Consent of Ernst & Young LLP, on GeneSoft Pharmaceuticals, Inc.

Exhibit 24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)